Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Sanara MedTech Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(h)	1,500,000	$29.57	$44,355,000	$0.00014760	$6,546.80
Total Offering Amounts					$44,355,000		$6,546.80
Total Fee Offsets							$6,546.80
Net Fee Due							$0.00

(1)	The Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates registers 1,500,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Sanara MedTech Inc. (the “Registrant”) issuable under the Sanara MedTech Inc. 2024 Omnibus Long-Term Incentive Plan (the “2024 Plan”), including shares of Common Stock that may become available for issuance under the 2024 Plan upon the forfeiture, expiration or cancellation of awards under the Sanara MedTech Inc. Restated 2014 Omnibus Long-Term Incentive Plan or the 2024 Plan. See Explanatory Note.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered under the Registration Statement also includes an indeterminable number of shares of Common Stock as may be issued in connection with stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price is calculated on the basis of the average of the high and low prices of the Common Stock on July 19, 2024, as reported on The Nasdaq Capital Market.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims (1)	Sanara MedTech Inc.	S-3	333-251652	December 23, 2020	—	$1,173.78	(2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$121,434,266.51	—
Fee Offset Sources (2)	Sanara MedTech Inc.	S-3	333-251652	—	December 23, 2020	—		—	—	—	—	$1,173.78

(1)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on December 23, 2020 (File No. 333-251652) (the “Prior Registration Statement”), which was declared effective on January 4, 2021, that registered an aggregate of $150,000,000 of an indeterminate amount of newly issued securities to be offered by the Registrant from time to time, $121,434,266.51 of which remained unsold as of the date of filing of the Registration Statement (the “Unsold Securities”). The Registrant hereby confirms that the offering of the Unsold Securities has been terminated.
(2)	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid a registration fee of $16,365.00 in connection with the filing of the Prior Registration Statement, of which $13,248.48 relates to the Unsold Securities. Subsequently, the Registrant offset the total registration fee of $1,173.78 due under a Registration Statement on Form S-3 filed with the SEC on May 21, 2024 (File No. 333-279592) (the “Subsequent Registration Statement”), which was declared effective on May 31, 2024, from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement, leaving $12,074.70 available (the “Available Fees”) for future offset. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under the Registration Statement of $6,546.80 from the Available Fees, with $5,527.90 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of the Registration Statement.